EXHIBIT 99.1

Contact:	F. Michael Johnson
Chief Financial Officer
(251) 431-7813

BANCTRUST FINANCIAL GROUP, INC. REPORTS IMPROVED
FOURTH QUARTER RESULTS

Reports Increase in Net Interest Income, Margins and Net Income

MOBILE, Ala. (January 29, 2010) – BancTrust Financial Group, Inc. (NASDAQ: BTFG) today reported its financial results for the fourth quarter and year ended December 31, 2009. The Company reported that fourth quarter 2009 net income, before the preferred dividend, rose to $1.1 million compared with a net loss of $3.5 million in the fourth quarter or 2008.  Net income available to common shareholders rose to $349,000, or $0.02 per diluted share, in the fourth quarter of 2009 compared with a net loss available to common shareholders of $3.6 million, or $0.21 per share, in the fourth quarter of 2008.  The fourth quarter net income (loss) available to common shareholders included a preferred stock dividend of $764,000 in 2009 and $111,000 in 2008.

“BancTrust’s fourth quarter results highlight the progress we have made in growing our net interest income, expanding our net interest margin and improving credit quality this year,” stated W. Bibb Lamar, Jr., President and Chief Executive Officer of BancTrust Financial Group, Inc.  “Our fourth quarter marked our highest levels of net interest income, net interest margin and net income in 2009, even though average loan volume was down slightly.”

“We enter 2010 with a more positive outlook based on recent credit trends and additional signs that the economy is beginning to stabilize in our markets.  We remain focused on reducing the level of non-performing assets and believe this will be a key part of our strategy to build our earnings in future quarters,” continued Mr. Lamar.

Fourth Quarter Results

Net interest revenue increased 11.9% to $15.1 million in the fourth quarter of 2009 compared with $13.5 million in the fourth quarter of 2008. The increase was largely due to the continued increase in net interest margin since last year.  Net interest margin rose to 3.32% in the fourth quarter of 2009, up 40 basis points from the third quarter 2009 margin of 2.92% and a 24 basis point improvement from 3.08% reported in the fourth quarter of 2008. The fourth quarter of 2009 marked the second consecutive quarterly increase in BancTrust’s net interest margin.

Total loans were $1.5 billion at December 31, 2009.  Loans were down $65.2 million at year-end 2009 compared with year-end 2008 as result of the weak economy’s effect on loan demand and the transfer of some loans to OREO through the foreclosure process.

“Our non-performing assets have stabilized since mid-year and have been a primary factor in our reduced provision for loan losses compared with the first half of 2009,” noted Mr. Lamar.  Loans that were 30 days past due and accruing interest declined to 1.18% of total loans compared with 1.35% at September 30, 2009.  Non-performing assets were $177.6 million at year-end 2009.  Renegotiated loans, all of which were accruing interest, accounted for 6.0% of this amount.

The provision for loan losses was reduced to $2.5 million in the fourth quarter of 2009 compared with $8.1 million in the fourth quarter of 2008 and was up from $1.7 million in the linked third quarter of 2009.  Net charge-offs were $4.5 million for the fourth quarter of 2009 compared with $2.5 million in the fourth quarter of 2008.  The allowance for loan losses grew to 3.13% of total loans at December 31, 2009, compared with 2.00% at year-end 2008.

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 “BancTrust increased its reserves during the first half of 2009 to account for the higher level of non-performing loans earlier in the year,” stated Mr. Lamar.  “Later in the year we utilized a portion of our reserves by charging off some loans previously provided for in our allowance.”

Total non-interest revenue was $5.3 million in the fourth quarter of 2009 compared with $5.5 million in the fourth quarter of 2008.  The decrease was primarily due to lower trust revenue and service charges on deposit accounts, offset partially by higher security gains and other non-interest income.

Total non-interest expense declined 1.3% to $16.4 million in the fourth quarter of 2009 compared with $16.6 million in fourth quarter of 2008.  Costs declined in every major expense category except FDIC insurance premiums, which more than doubled from $404,000 in the fourth quarter of 2008 to $1,103,000 in the fourth quarter of 2009, and other real estate carrying costs, which increased from $405,000 in the 2008 period to $670,000 in the fourth quarter of 2009.

“We have remained focused on improving our operating efficiency and are pleased to report that our total non-interest expenses are down from last year, despite substantial increases in costs related to FDIC insurance premiums and additional special FDIC assessments charged to all banks in mid-2009 and higher carrying costs for OREO,” stated Mr. Lamar.  “We have consolidated certain operations and employed new hardware and software to leverage our operating efficiency.  As a result, we reduced our overhead costs since last year, including lower personnel expenses, occupancy expense, and furniture and equipment costs.”

BancTrust’s pre-tax income rose to $1.5 million in the fourth quarter of 2009 compared with a pre-tax loss of $5.7 million in the fourth quarter of 2008.  Net income for the fourth quarter of 2009 was $1.1 million compared with a net loss of $3.5 million in the fourth quarter of 2008.

BancTrust was classified as ‘well-capitalized’ at the end of the fourth quarter 2009.  Total risk-based capital was 13.1% for the holding company and 14.4% for the bank, compared with a regulatory requirement of 10.0%   for a well-capitalized institution and a minimum regulatory requirement of 8.0%.  Tier 1 risk-based capital was 11.8% for the holding company and 13.1% for the bank, both measures significantly above the requirement of 6.0% for a well-capitalized institution and minimum regulatory requirement of 4.0%. Mr. Lamar said, “We remain focused on protecting our strong capital base as a buffer to any prolonged weakness in the economy.”

2009 Results

BancTrust reported a net loss available to common shareholders in 2009 of $124.3 million, or $7.06 per diluted common share, compared with net income available to common shareholders of $1.1 million, or $0.06 per diluted common share, for 2008.  The 2009 results include a $97.4 million ($5.53 per diluted share) non-cash write-off of goodwill. The earnings were reduced by preferred stock dividends of $3,026,000, or $0.17 per diluted share, in 2009 and $111,000, or $0.01 per share, in 2008.

Net interest income declined 11.6% to $53.9 million in 2009 compared with $60.9 million in 2008.   The decline in interest income was due primarily to a 47 basis point decrease in the net interest margin to 2.93% in 2009 compared with 3.40% in 2008.  BancTrust’s increase in non-performing assets over the past year also contributed to the decline in net interest income and net interest margin.  “We began rebuilding the margin in the second half of 2009, resulting in an increase of 67 basis points since mid-year,” continued Mr. Lamar.

The 2009 provision for loan losses was $37.4 million compared with $15.3 million in the 2008 period.  The increase in the provision since last year was due primarily to increased charge-offs and a higher level of non-performing loans related to our coastal markets.  Net charge-offs were $22.2 million in 2009 compared with $8.0 million in 2008.  Non-performing assets totaled $177.6 million at December 31, 2009, compared with $123.4 million at December 31, 2008.

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Non-interest income was flat at $22.9 million for 2009 and 2008.  The 2009 results included a $3.3 million increase in security gains offset partially by decreased trust department revenue and service charges. The 2008 results included a $1.1 million gain on the sale of an interest rate floor contract.

Non-interest expense, excluding the $97.4 million charge for goodwill impairment, increased to $78.4 million in 2009 compared with $67.6 million in 2008.  The increase was due to a $9.8 million increase in loss/write down on OREO, a $3.7 million increase in FDIC insurance costs and special assessment, and a $2.0 million increase in carrying costs related to OREO compared with 2008.

BancTrust’s Board of Directors did not declare a dividend for the first quarter of 2010.  “Our Board of Directors remains focused on preserving our strong capital base.  We will continue to evaluate the payment of cash dividends in the future based on our earnings outlook and the state of the economy,” concluded Mr.  Lamar.

About BancTrust Financial Group, Inc.

BancTrust Financial Group, Inc. is a registered bank holding company headquartered in Mobile, Alabama.  The Company provides an array of traditional financial services through 42 bank offices in the southern two-thirds of Alabama and 9 bank offices in northwest Florida.  BancTrust’s common stock is listed on the NASDAQ Global Select Market under the symbol BTFG.

Additional information concerning BancTrust Financial Group can be accessed at www.banktrustonline.com by following the link to investor relations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words such as  “expect,” “may,” “could,” “intend,” “project”, ”hope,” “schedule,””outlook,” “estimate,” “anticipate,” “should,” “will,” “plan,” “believe,” “continue,” “predict,” “contemplate” and similar expressions.  Our ability to accurately project results or predict the future effects of our plans and strategies is inherently limited.  Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Our forward-looking statements are based on information presently available to  management and are subject to various risks and uncertainties, in addition to the inherent uncertainty of predictions, including, without limitation, risks that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards and changes resulting from the recently enacted Emergency Economic Stabilization Act of 2008, American Recovery and Reinvestment Act of 2009 and programs enacted by the U. S. Treasury and BancTrust’s regulators to address capital and liquidity concerns in the financial system, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval or financing for any proposed acquisition or other strategic or capital raising transactions; costs or difficulties related to the integration of BancTrust’s businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; and the other risks described in  BancTrust’s SEC reports and filings under “Cautionary Note Concerning Forward-Looking Statements” and “Risk Factors.”  You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made.  BancTrust has no obligation and does not undertake to publicly update, revise or correct any of its forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

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BANCTRUST FINANCIAL GROUP, INC.
(BTFG)
Financial Highlights (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008

EARNINGS:
Interest revenue	$21,562	$21,399	$21,066	$21,911	$24,210	$85,938	$108,092
Interest expense	6,440	7,817	8,669	9,149	10,697	32,075	47,188

Net interest revenue	15,122	13,582	12,397	12,762	13,513	53,863	60,904

Provision for loan losses	2,500	1,725	22,050	11,100	8,086	37,375	15,260

Trust revenue	829	866	926	926	1,138	3,547	4,156
Service charges on deposit accounts	2,245	2,379	2,312	2,271	2,697	9,207	11,069
Securities gains	527	667	4	2,299	135	3,497	186
Gain on sale of interest rate floor	0	0	0	0	0	0	1,115
Other income, charges and fees	1,690	1,807	1,716	1,456	1,503	6,669	6,429
Total non-interest revenue	5,291	5,719	4,958	6,952	5,473	22,920	22,955

Salaries, pensions and other employee benefits	7,323	6,915	7,449	7,356	7,598	29,043	31,273
Net occupancy, furniture and equipment expense	2,645	2,757	2,599	2,676	2,954	10,677	12,091
Intangible amortization	588	687	688	687	780	2,650	3,501
Goodwill impairment	0	0	97,367	0	0	97,367	0
Loss (gain) on other real estate, net	143	663	9,340	1,643	301	11,789	1,979
FDIC insurance assessment	1,103	778	2,290	389	404	4,561	881
Other real estate carrying cost	670	685	1,505	528	405	3,389	1,371
Other non-interest expense	3,958	4,226	4,200	3,874	4,199	16,256	16,542
Total non-interest expense	16,430	16,711	125,438	17,153	16,641	175,732	67,638
Income (loss) before income taxes	1,483	865	(130,133)	(8,539)	(5,741)	(136,324)	961
Income tax expense (benefit)	370	79	(12,217)	(3,261)	(2,249)	(15,029)	(295)
Net income (loss)	1,113	786	(117,916)	(5,278)	(3,492)	(121,295)	1,256

Effective preferred stock dividend	764	756	761	745	111	3,026	111

Net income (loss) to common shareholders	$349	$30	$(118,677)	$(6,023)	$(3,603)	$(124,321)	$1,145

Earnings (loss) per common share:
Total
Basic	$0.02	$0.00	$-6.74	$-0.34	$-0.21	$-7.06	$0.07
Diluted	0.02	0.00	-6.74	-0.34	-0.21	-7.06	0.06

Cash dividends declared per common share	$0.00	$0.00	$0.01	$0.025	$0.13	$0.035	$0.52

Book value per common share	$6.59	$6.61	$6.55	$13.32	$13.80	$6.59	$13.80

Common shares outstanding	17,634	17,634	17,629	17,594	17,555	17,634	17,555
Basic average common shares outstanding	17,634	17,634	17,613	17,588	17,555	17,617	17,540
Diluted average common shares outstanding	17,765	17,634	17,613	17,588	17,712	17,617	17,695

STATEMENT OF CONDITION:	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08	12/31/09	12/31/08
Cash and cash equivalents	$59,676	$94,724	$159,619	$201,967	$85,069	$59,676	$85,069
Securities available for sale	261,834	304,461	270,771	208,655	221,879	261,834	221,879
Loans and loans held for sale	1,468,588	1,496,258	1,498,336	1,532,003	1,533,806	1,468,588	1,533,806
Allowance for loan losses	(45,905)	(47,903)	(49,008)	(37,872)	(30,683)	(45,905)	(30,683)
Goodwill	0	0	0	97,367	97,367	0	97,367
Other intangible assets	6,827	7,415	8,102	8,790	9,477	6,827	9,477
Other assets	195,699	181,114	186,834	174,750	171,262	195,699	171,262
Total assets	$1,946,719	$2,036,069	$2,074,654	$2,185,660	$2,088,177	$1,946,719	$2,088,177

Deposits	$1,653,435	$1,738,430	$1,777,471	$1,770,933	$1,662,477	$1,653,435	$1,662,477
Short term borrowings	20,000	20,000	20,000	20,000	20,000	20,000	20,000
FHLB borrowings and long term debt	93,037	93,087	93,125	93,209	93,398	93,037	93,398
Other liabilities	16,449	20,510	21,264	19,954	22,914	16,449	22,914
Preferred stock	47,587	47,454	47,323	47,194	47,085	47,587	47,085
Common shareholders' equity	116,211	116,588	115,471	234,370	242,303	116,211	242,303
Total liabilities and shareholders' equity	$1,946,719	$2,036,069	$2,074,654	$2,185,660	$2,088,177	$1,946,719	$2,088,177

	Quarter Ended					Year Ended
	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08	12/31/09	12/31/08
AVERAGE BALANCES:
Total assets	$1,984,163	$2,049,546	$2,163,702	$2,139,138	$2,072,075	$2,083,618	$2,116,424
Earning assets	1,809,428	1,865,263	1,889,139	1,848,420	1,766,228	1,852,989	1,812,114
Loans	1,481,905	1,491,762	1,525,170	1,533,361	1,521,737	1,507,864	1,560,017
Deposits	1,686,494	1,752,623	1,753,792	1,710,054	1,670,043	1,725,750	1,705,628
Common shareholders' equity	117,313	116,001	231,964	242,563	246,079	176,450	248,051

PERFORMANCE RATIOS:

Return on average assets	0.22%	0.15%	-21.86%	-1.00%	-0.67%	-5.82%	0.06%
Return on average common shareholders' equity	1.18%	0.10%	-205.21%	-10.07%	-5.82%	-70.46%	0.46%
Net interest margin (tax equivalent)	3.32%	2.92%	2.65%	2.83%	3.08%	2.93%	3.40%

ASSET QUALITY:

Ratio of non-performing assets to total assets	9.13%	8.33%	8.56%	7.23%	5.91%	9.13%	5.91%
Ratio of allowance for loan losses to total loans, net of unearned income	3.13%	3.20%	3.27%	2.47%	2.00%	3.13%	2.00%
Net loans charged-off to average loans (annualized)	1.20%	0.75%	2.87%	1.03%	0.66%	1.47%	0.51%
Ratio of ending allowance to total non-performing loans	36.59%	40.02%	39.00%	35.07%	42.32%	36.59%	42.32%

CAPITAL RATIOS:

Average common shareholders' equity to average total assets	5.91%	5.66%	10.72%	11.34%	11.88%	8.47%	11.72%
Dividend payout ratio	N/A	N/A	N/A	N/A	N/A	N/A	742.86%

For additional information contact: F. Michael Johnson (251) 431-7813.